UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2011

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 Centerville Road Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

(302) 351 2515
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen C. Johnston

On September 23, 2011, Stephen C. Johnston resigned from his position as President, Chief Executive Officer and Chief Financial Officer of AISystems, Inc. (the “Company”), effective as of September 23, 2011.

Mr. Johnston’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of David Haines

On September 23, 2011, the Board of Directors of the Company appointed Mr. David Haines, 50, to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer on an interim basis.

Mr. Haines has extensive experience in the technology sector, as a Principle at Perc Technical Services Inc. and as a senior Sales and Marketing executive for several technology firms including Geac Canada Ltd., EDM Canada Ltd and Teletech Holdings, Inc. He has served as Vice President of Strategic Alliances for Jato Communications Inc. where he was responsible for strategic equity and partnerships, as General Manager of Colocation Services Development for 360 Networks Inc., and as Vice President Corporate Development for Allied Riser Corporation where he provided strategic advisory services in relation to divestitures and corporate restructuring strategies.

There are no transactions between Mr. Haines and AISystems that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: September 26, 2011	By:	/s/ David Haines
David Haines
Chief Executive Officer